NEUBERGER BERMAN EQUITY FUNDS
CLASS C
 PLAN PURSUANT TO RULE 12b-1
SCHEDULE A

Class C of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

Series	Distribution Fee (as a Percentage of Average Daily Net Assets of Class C)
Neuberger Berman All Cap Core Fund	0.75%
Neuberger Berman Dividend Growth Fund	0.75%
Neuberger Berman Emerging Markets Equity Fund	0.75%
Neuberger Berman Equity Income Fund	0.75%
Neuberger Berman Focus Fund	0.75%
Neuberger Berman Genesis Fund	0.75%
Neuberger Berman Global Equity Fund	0.75%
Neuberger Berman Global Real Estate Fund	0.75%
Neuberger Berman Greater China Equity Fund	0.75%
Neuberger Berman Guardian Fund	0.75%
Neuberger Berman International Equity Fund	0.75%
Neuberger Berman International Select Fund	0.75%
Neuberger Berman International Small Cap Fund	0.75%
Neuberger Berman Intrinsic Value Fund	0.75%
Neuberger Berman Large Cap Disciplined Growth Fund	0.75%
Neuberger Berman Large Cap Value Fund	0.75%
Neuberger Berman Mid Cap Growth Fund	0.75%
Neuberger Berman Mid Cap Intrinsic Value Fund	0.75%
Neuberger Berman Multi-Cap Opportunities Fund	0.75%
Neuberger Berman Real Estate Fund	0.75%
Neuberger Berman Small Cap Growth Fund	0.75%
Neuberger Berman Socially Responsive Fund	0.75%
Neuberger Berman Value Fund	0.75%
Neuberger Berman World Equity Fund	0.75%
Series	Service Fee (as a Percentage of Average Daily Net Assets of Class C)
Neuberger Berman All Cap Core Fund	0.25%
Neuberger Berman Dividend Growth Fund	0.25%
Neuberger Berman Emerging Markets Equity Fund	0.25%
Neuberger Berman Equity Income Fund	0.25%
Neuberger Berman Focus Fund	0.25%
Neuberger Berman Genesis Fund	0.25%
Neuberger Berman Global Equity Fund	0.25%
Neuberger Berman Global Real Estate Fund	0.25%
Neuberger Berman Greater China Equity Fund	0.25%
Neuberger Berman Guardian Fund	0.25%
Neuberger Berman International Equity Fund	0.25%
Neuberger Berman International Select Fund	0.25%
Neuberger Berman International Small Cap Fund	0.25%
Neuberger Berman Intrinsic Value Fund	0.25%
Neuberger Berman Large Cap Disciplined Growth Fund	0.25%
Neuberger Berman Large Cap Value Fund	0.25%
Neuberger Berman Mid Cap Growth Fund	0.25%
Neuberger Berman Mid Cap Intrinsic Value Fund	0.25%
Neuberger Berman Multi-Cap Opportunities Fund	0.25%
Neuberger Berman Real Estate Fund	0.25%
Neuberger Berman Small Cap Growth Fund	0.25%
Neuberger Berman Socially Responsive Fund	0.25%
Neuberger Berman Value Fund	0.25%

Neuberger Berman World Equity Fund	0.25%

Date:  December 7, 2016